Exhibit 99.1
Press Release
Release date: February 24, 2023
Uniti Group Inc. Provides 2023 Outlook and Reports Fourth Quarter and Full Year 2022 Results
Record Consolidated New Bookings and Gross Install Activity for Full Year 2022
•Net Income (Loss) of $41.0 million and ($8.1) million for the Fourth Quarter and Full Year, Respectively
•Net Income (Loss) of $0.13 and ($0.04) Per Diluted Common Share for the Fourth Quarter and Full Year, Respectively
•Adjusted EBITDA and AFFO Grew 3.1% and 5.8% for the Full Year, Respectively, from the Prior Full Year
•AFFO Per Diluted Common Share of $0.44 and $1.75 for the Fourth Quarter and Full Year, Respectively
LITTLE ROCK, Ark., February 24, 2023 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the fourth quarter and full year 2022.

“2022 was an exceptional year for Uniti, with $3.6 million of new consolidated bookings and $3.5 million of gross install monthly recurring revenue added in 2022, resulting in the highest level of annual bookings and installs in the Company’s history. We expect to see continued strong levels of bookings and install activity in 2023 as demand for our product offerings remains robust and the need for higher bandwidth and dense fiber networks continues to grow. This strong demand over the past 5 years has led to us adding approximately 20,800 new route miles to our 135,000 route mile fiber network, the second largest independent fiber network in the country,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “After our most recent debt financings, we now have no significant debt maturities for almost 5 years, essentially all of our outstanding debt is fixed rate, and our current organic growth plan is effectively fully funded, providing Uniti significant advantages during the current uncertain economic and credit market conditions.”
QUARTERLY RESULTS
Consolidated revenues for the fourth quarter of 2022 were $283.7 million.  Net income and Adjusted EBITDA were $41.0 million and $228.9 million, respectively, for the same period. Net income attributable to common shareholders was $40.7 million for the period, and included a $24.5 million goodwill impairment charge related to our Uniti Fiber segment that was driven by an increase in the macro interest rate environment. Adjusted Funds From Operations (“AFFO”) attributable to common shareholders was $115.3 million, or $0.44 per diluted common share.
Uniti Fiber contributed $75.2 million of revenues and $31.7 million of Adjusted EBITDA for the fourth quarter of 2022, achieving Adjusted EBITDA margins of approximately 42%. Uniti Fiber’s net success-based capital expenditures during the quarter were $40.6 million.

Uniti Leasing contributed revenues of $208.6 million and Adjusted EBITDA of $203.5 million for the fourth quarter. During the quarter, Uniti Leasing deployed capital expenditures of $85.5 million primarily related to the construction of approximately 1,950 new route miles of valuable fiber infrastructure.

FULL YEAR RESULTS

Consolidated revenues for the year ended December 31, 2022 were $1.1 billion. Net loss and Adjusted EBITDA were $8.1 million and $905.9 million, respectively, for the same period. Net loss attributable to common shares was $9.4 million for the period, and included a $240.5 million goodwill impairment charge related to our Uniti Fiber segment that was driven by an increase in the macro interest rate environment. AFFO attributable to common shareholders was $455.1 million, or $1.75 per diluted common share.

Uniti Fiber contributed $301.4 million of revenues and $125.4 million of Adjusted EBITDA for the full year of 2022, achieving Adjusted EBITDA margins of approximately 42%, up from 40% Adjusted EBITDA margins for the full year of 2021. Uniti Fiber’s net success-based capital expenditures for the full year of 2022 were $133.8 million.

Uniti Leasing contributed revenues of $827.5 million and Adjusted EBITDA of $806.0 million for the full year of 2022. For the full year of 2022, Uniti Leasing deployed capital expenditures of $263.3 million primarily related to the construction of approximately 7,300 new route miles of valuable fiber infrastructure.

FINANCING TRANSACTIONS

On December 12, 2022, Uniti closed on the issuance of $300 million aggregate principal amount of 7.50% convertible senior notes due December 2027 (the “Convertible Notes”). The initial conversion price of the Convertible Notes is approximately $7.29 per share, representing a premium of approximately 20% to the $6.075 closing price of the common stock of the Company on December 7, 2022. In connection with the Convertible Notes offering, Uniti entered into privately negotiated capped call transactions with certain financial institutions.

Concurrently with the Convertible Notes offering, the Company entered into separate and individually negotiated repurchase transactions with certain holders of its 4.00% exchangeable senior notes due 2024 (the “Exchangeable Notes”) to repurchase approximately $207 million aggregate principal amount of the Exchangeable Notes for a total purchase cost of approximately $194 million in cash, plus accrued and unpaid interest.

On December 23, 2022, Uniti issued an additional $6.5 million aggregate principal amount of the Convertible Notes to the initial purchasers pursuant to the terms in the indenture.

On February 14, 2023, Uniti closed on the issuance of $2.6 billion of senior secured notes due February 2028 (the “2028 Notes”). The 2028 Notes bear interest of 10.50% and were issued at par. The proceeds from the offering will be used to redeem all of Uniti’s outstanding 7.875% senior secured notes due 2025 on March 4, 2023 at a redemption price of 101.969% of the redeemed principal amount plus accrued and unpaid interest, and repay outstanding borrowings under the Company’s revolving credit facility.

LIQUIDITY
At year-end, the Company had approximately $355.8 million of unrestricted cash and cash equivalents and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at year-end was 5.72x based on net debt to fourth quarter 2022 annualized Adjusted EBITDA.
On February 23, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on April 14, 2023, to stockholders of record on March 31, 2023.
FULL YEAR 2023 OUTLOOK
Our 2023 outlook includes the estimated impact from the Convertible Notes and 2028 Notes offerings and related redemptions. Our outlook excludes future acquisitions, capital market transactions, and future transaction-related and other costs not mentioned herein.
The Company’s consolidated outlook for 2023 is as follows (in millions):

	Full Year 2023
Revenue	$1,154	to	$1,174
Net income attributable to common shareholders	46	to	66
Adjusted EBITDA (1)	915	to	935
Interest expense, net (2)	550	to	550

Attributable to common shareholders:
FFO (1)	267	to	287
AFFO (1)	367	to	387

Weighted-average common shares outstanding - diluted	291	to	291
__________________________
(1) See “Non-GAAP Financial Measures” below.
(2) See “Components of Interest Expense” below.

CONFERENCE CALL
Uniti will hold a conference call today to discuss this earnings release at 8:30 AM Eastern Time (7:30 AM Central Time).  The conference call will be webcast live on Uniti’s Investor Relations website at investor.uniti.com. Those parties interested in participating via telephone may register on the Company’s Investor Relations website or by clicking here.  A replay of the call will be available on the Investor Relations website beginning today at approximately 12:00 PM Eastern Time.
ABOUT UNITI
Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of fiber and other wireless solutions for the communications industry.  As of December 31, 2022, Uniti owns approximately 135,000 fiber route miles, 8.0 million fiber strand miles, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.
FORWARD-LOOKING STATEMENTS
Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2023 financial outlook, expectations regarding bookings, installs and strong demand trends, our business strategies, growth prospects, our ability to sustain difficult economic conditions, industry trends, sales opportunities, and operating and financial performance.
Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream, our largest customer; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to real estate investment trusts; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.
Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.
NON-GAAP PRESENTATION
This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	December 31, 2022	December 31, 2021
Assets:
Property, plant and equipment, net	$3,754,547	$3,508,939
Cash and cash equivalents	43,803	58,903
Accounts receivable, net	42,631	38,455
Goodwill	361,378	601,878
Intangible assets, net	334,846	364,630
Straight-line revenue receivable	68,595	41,323
Operating lease right-of-use assets, net	88,545	80,271
Other assets	77,597	38,900
Investment in unconsolidated entities	38,656	64,223
Deferred income tax assets, net	40,631	11,721
Total Assets	$4,851,229	$4,809,243

Liabilities and Shareholders' Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$122,195	$86,874
Settlement payable	251,098	239,384
Intangible liabilities, net	167,092	177,786
Accrued interest payable	121,316	109,826
Deferred revenue	1,190,041	1,134,236
Derivative liability, net	—	10,413
Dividends payable	2	1,264
Operating lease liabilities	66,356	57,349
Finance lease obligations	15,520	15,348
Notes and other debt, net	5,188,815	5,090,537
Total Liabilities	7,122,435	6,923,017

Commitments and contingencies	—	—

Shareholders' Deficit:
Preferred stock, $0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000 shares authorized, issued and outstanding: 235,829 shares at December 31, 2022 and 234,779 shares at December 31, 2021	24	23
Additional paid-in capital	1,210,033	1,214,830
Accumulated other comprehensive income (loss)	—	(9,164)
Distributions in excess of accumulated earnings	(3,483,634)	(3,333,481)
Total Uniti shareholders' deficit	(2,273,577)	(2,127,792)
Noncontrolling interests - operating partnership units and non-voting convertible preferred stock	2,371	14,018
Total shareholders' deficit	(2,271,206)	(2,113,774)
Total Liabilities and Shareholders' Deficit	$4,851,229	$4,809,243

Uniti Group Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Leasing	$208,579	$211,019	$827,457	$801,497
Fiber Infrastructure	75,156	81,990	301,390	299,025
Total revenues	283,735	293,009	1,128,847	1,100,522
Costs and expenses:
Interest expense, net	86,552	104,534	376,832	446,296
Depreciation and amortization	75,512	79,777	292,788	290,942
General and administrative expense	25,174	25,376	100,992	101,176
Operating expense (exclusive of depreciation and amortization)	34,947	41,433	143,131	146,869
Goodwill impairment	24,500	—	240,500	—
Transaction related and other costs	3,016	1,920	10,340	7,544
Gain on sale of real estate	(89)	—	(433)	(442)
Gain on sale of operations	—	—	(176)	(28,143)
Other expense (income), net	985	9,795	(7,269)	18,553
Total costs and expenses	250,597	262,835	1,156,705	982,795

Income (loss) before income taxes and equity in earnings from unconsolidated entities	33,138	30,174	(27,858)	117,727
Income tax benefit	(7,182)	(5,199)	(17,365)	(4,916)
Equity in earnings from unconsolidated entities	(675)	(553)	(2,371)	(2,102)
Net income (loss)	40,995	35,926	(8,122)	124,745
Net income (loss) attributable to noncontrolling interests	18	101	153	1,085
Net income (loss) attributable to shareholders	40,977	35,825	(8,275)	123,660
Participating securities' share in earnings	(238)	(213)	(1,135)	(1,077)
Dividends declared on convertible preferred stock	(5)	(2)	(20)	(10)
Net income (loss) attributable to common shareholders	$40,734	$35,610	$(9,430)	$122,573

Net income (loss) attributable to common shareholders - Basic	40,734	35,610	(9,430)	122,573
Impact of if-converted securities	(4,348)	2,989	—	11,926
Net income (loss) attributable to common shareholders - Diluted	$36,386	$38,599	$(9,430)	$134,499

Weighted-average number of common shares outstanding
Basic	235,818	234,719	235,567	232,888
Diluted	273,020	266,077	235,567	264,077

Earnings (loss) per common share
Basic	0.17	0.15	(0.04)	0.53
Diluted	0.13	0.15	(0.04)	0.51

Uniti Group Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(8,122)	$124,745
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	292,788	290,942
Amortization of deferred financing costs and debt discount	18,147	18,122
(Gain) Loss on debt extinguishment	(10,754)	49,280
Interest rate swap termination	9,243	11,317
Deferred income taxes	(28,909)	(6,467)
Equity in earnings of unconsolidated entities	(2,371)	(2,102)
Distributions of cumulative earnings from unconsolidated entities	3,969	3,922
Cash paid for interest rate swap settlement	(10,413)	(12,483)
Straight-line revenues and amortization of below-market lease intangibles	(40,925)	(41,239)
Stock-based compensation	12,751	13,847
Change in fair value of contingent consideration	—	21
Goodwill impairment	240,500	—
Gain on prepayment of settlement payable	—	(5,432)
Gain on sale of real estate	(433)	(442)
Gain on sale of operations	(176)	(28,143)
Gain on sale of unconsolidated entity	(7,923)	—
Loss (gain) on asset disposals	898	(213)
Accretion of settlement obligation	11,714	16,901
Other	(72)	124
Changes in assets and liabilities:
Accounts receivable	(4,176)	24,497
Other assets	15,148	14,161
Accounts payable, accrued expenses and other liabilities	(30,769)	27,799
Net cash provided by operating activities	460,115	499,157
Cash flows from investing activities:
Capital expenditures	(427,567)	(385,855)
Proceeds from sale of unconsolidated entity	32,527	—
Proceeds from sale of real estate, net of cash	665	1,034
Proceeds from sale of operations	541	62,113
Proceeds from sale of other equipment	1,815	1,487
Net cash used in investing activities	(392,019)	(321,221)
Cash flows from financing activities:
Repayment of debt	(194,043)	(2,260,000)
Proceeds from issuance of notes	306,500	2,380,000
Dividends paid	(142,950)	(141,371)
Payments of settlement payable	—	(190,924)
Payments of contingent consideration	—	(2,979)
Distributions paid to noncontrolling interests	(233)	(1,700)
Payment for exchange of noncontrolling interest	(4,620)	—
Borrowings under revolving credit facility	180,000	310,000
Payments under revolving credit facility	(192,000)	(220,000)
Finance lease payments	(1,193)	(2,019)
Payments for financing costs	(9,852)	(27,660)
Costs related to the early repayment of debt	—	(36,486)
Payments for capped call option	(21,149)	—
Termination of bond hedge option and settlement of common stock warrants, net	668	—
Employee stock purchase program	589	672
Payments related to tax withholding for stock-based compensation	(4,913)	(4,100)
Net cash used in financing activities	(83,196)	(196,567)

Net decrease in cash and cash equivalents	(15,100)	(18,631)
Cash and cash equivalents at beginning of period	58,903	77,534
Cash and cash equivalents at end of period	$43,803	$58,903

Uniti Group Inc.
Reconciliation of Net Income to FFO and AFFO
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss) attributable to common shareholders	$40,734	$35,610	$(9,430)	$122,573
Real estate depreciation and amortization	54,456	52,297	211,892	211,472
Gain on sale of real estate assets, net of tax	(89)	—	(433)	(442)
Participating securities share in earnings	238	213	1,135	1,077
Participating securities share in FFO	(557)	(528)	(2,345)	(2,188)
Real estate depreciation and amortization from unconsolidated entities	435	589	2,366	2,465
Adjustments for noncontrolling interests	(25)	(175)	(260)	(2,154)
FFO attributable to common shareholders	95,192	88,006	202,925	332,803
Transaction related and other costs	3,016	1,920	10,340	7,544
Change in fair value of contingent consideration	—	—	—	21
Amortization of deferred financing costs and debt discount	4,637	4,399	18,147	18,122
Write off of deferred financing costs and debt discount	2,330	1,759	2,330	24,587
Gain on extinguishment of debt	(13,084)	—	(13,084)	—
Costs related to the early repayment of debt	—	20,929	—	49,414
Stock based compensation	3,087	2,884	12,751	13,847
Gain on sale of unconsolidated entity, net of tax	—	—	(1,212)	—
Gain on sale of operations	—	—	(176)	(28,143)
Non-real estate depreciation and amortization	21,055	27,480	80,896	79,470
Goodwill impairment	24,500	—	240,500	—
Straight-line revenues and amortization of below-market lease intangibles	(9,859)	(18,784)	(40,925)	(41,239)
Maintenance capital expenditures	(2,864)	(2,020)	(10,000)	(8,342)
Other, net	(13,023)	(12,736)	(48,435)	(17,694)
Adjustments for equity in earnings from unconsolidated entities	320	293	1,207	1,026
Adjustments for noncontrolling interests	(9)	(100)	(146)	(1,090)
AFFO attributable to common shareholders	$115,298	$114,030	$455,118	$430,326

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders - Basic	$95,192	$88,006	$202,925	$332,803
Impact of if-converted dilutive securities	(4,068)	2,989	4,932	11,926
FFO Attributable to common shareholders - Diluted	$91,124	$90,995	$207,857	$344,729

AFFO Attributable to common shareholders - Basic	$115,298	$114,030	$455,118	$430,326
Impact of if-converted dilutive securities	4,249	3,450	14,599	13,800
AFFO Attributable to common shareholders - Diluted	$119,547	$117,480	$469,717	$444,126

Weighted average common shares used to calculate basic earnings (loss) per common share (1)	235,818	234,719	235,567	232,888
Impact of dilutive non-participating securities	39	549	—	380
Impact of if-converted dilutive securities	37,163	30,809	33,473	30,809
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	273,020	266,077	269,040	264,077

Per diluted common share:
EPS	$0.13	$0.15	$(0.04)	$0.51
FFO	$0.33	$0.34	$0.77	$1.31
AFFO	$0.44	$0.44	$1.75	$1.68

(1) For periods in which FFO to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO per common share is equal to the weighted average common shares used to calculate basic earnings (loss) per share.

Uniti Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$40,995	$35,926	$(8,122)	$124,745
Depreciation and amortization	75,512	79,777	292,788	290,942
Interest expense, net	86,552	104,534	376,832	446,296
Income tax benefit	(7,182)	(5,199)	(17,365)	(4,916)
EBITDA	195,877	215,038	644,133	857,067
Stock based compensation	3,087	2,884	12,751	13,847
Transaction related and other costs	3,016	1,920	10,340	7,544
Gain on sale of operations	—	—	(176)	(28,143)
Gain on sale of real estate	(89)	—	(433)	(442)
Goodwill impairment	24,500	—	240,500	—
Other, net	1,744	10,348	(4,790)	24,917
Adjustments for equity in earnings from unconsolidated entities	755	882	3,571	3,491
Adjusted EBITDA	$228,890	$231,072	$905,896	$878,281

Adjusted EBITDA:
Leasing	$203,496	$206,124	$806,027	$784,061
Fiber Infrastructure	31,733	31,736	125,361	118,452
Corporate	(6,339)	(6,788)	(25,492)	(24,232)
	$228,890	$231,072	$905,896	$878,281

Annualized Adjusted EBITDA (1)	$915,560

As of December 31, 2022:
Total Debt (2)	$5,277,893
Cash and cash equivalents	43,803
Net Debt	$5,234,090

Net Debt/Annualized Adjusted EBITDA	5.72x
(1)Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.
(2)Includes 15.5 million of finance leases, but excludes 73.6 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.
Projected Future Results (1)
(In millions)

Year Ended December 31, 2023
Net income attributable to common shareholders - Basic	$46 to $66
Noncontrolling interest share in earnings	1
Participating securities' share in earnings	1
Net income (2)	48 to 68
Interest expense, net (3)	550
Depreciation and amortization	308
Income tax benefit	(10)
EBITDA (2)	896 to 916
Stock-based compensation	13
Transaction related and other costs (4)	3
Adjustment for unconsolidated entities	3
Adjusted EBITDA (2)	$915 to $935
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add due to rounding.
(3)See “Components of Projected Interest Expense” below.
(4)Future transaction related costs are not included in our current outlook.

Uniti Group Inc.
Projected Future Results (1)
(Per Diluted Share)

Year Ended December 31, 2023
Net income attributable to common shareholders – Basic	$0.19 to $0.28
Real estate depreciation and amortization	0.92
Adjustments for unconsolidated entities	0.01
FFO attributable to common shareholders – Basic (2)	$1.13 to $1.21
Impact of if-converted securities	(0.14)
FFO attributable to common shareholders – Diluted (2)	$1.00 to $1.06

FFO attributable to common shareholders – Basic (2)	$1.13 to $1.21
Amortization of deferred financing costs and debt discount (3)	0.17
Costs related to the early retirement of debt (4)	0.19
Accretion of settlement payable (5)	0.04
Stock-based compensation	0.06
Non-real estate depreciation and amortization	0.38
Straight-line revenues	(0.14)
Maintenance capital expenditures	(0.04)
Other, net	(0.24)
AFFO attributable to common shareholders – Basic (2)	$1.55 to $1.64
Impact of if-converted securities	(0.20)
AFFO attributable to common shareholders – Diluted (2)	$1.36 to $1.43
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(3)Includes the write-off of approximately $21 million of deferred financing costs related to the early repayment of our 7.875% Senior Secured Notes dues 2025.
(4)Represents the premium paid on and related costs associated with the early repayment of our 7.875% Senior Secured Notes due 2025.
(5)Represents the accretion of the Windstream settlement payable to its stated value.  At the effective date of the settlement, we recorded the payable on the balance sheet at its initial fair value, which will be accreted based on an effective interest rate of 4.2% and reduced by the scheduled quarterly payments.

Components of Projected Interest Expense (1)
(In millions)

Year Ended December 31, 2023
Interest expense on debt obligations	$455
Accretion of Windstream settlement payable	10
Amortization of deferred financing cost and debt discounts (2)	41
Premium on early repayment of debt (3)	44
Interest expense, net (4)	$550
(1)These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.
(2)Includes the write-off of approximately $21 million of deferred financing costs related to the early repayment of our 7.875% Senior Secured Notes due 2025.
(3)Represents the premium paid on and related costs associated with the early repayment of our 7.875% Senior Secured Notes due 2025.
(4)The components of interest expense may not add to the total due to rounding.
NON-GAAP FINANCIAL MEASURES
We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”)) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.
We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our enterprise resource planning system, (collectively, “Transaction Related and Other Costs”), costs related to the settlement with Windstream, goodwill impairment charges, executive severance costs, amortization of non-cash rights-of-use assets, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items (although we may not have had such charges in the periods presented). Adjusted EBITDA includes adjustments to reflect the Company’s share of Adjusted EBITDA from unconsolidated entities. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants. Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.
Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges, and includes adjustments to reflect the Company’s share of FFO from unconsolidated entities. We compute FFO in accordance with NAREIT’s definition.
The Company defines AFFO, as FFO excluding (i) Transaction Related and Other Costs; (ii) costs related to the litigation settlement with Windstream, accretion on our settlement obligation, and gains on the prepayment of our settlement obligation as these items are not reflective of ongoing operating performance; (iii) goodwill impairment charges; (iv) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, amortization of non-cash rights-of-use assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (v) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of the early repayment of debt, including early tender and redemption premiums and costs associated with the termination of related hedging activities, executive severance costs, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. AFFO includes adjustments to reflect the Company’s share of AFFO from unconsolidated entities. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.
Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:
Paul Bullington, 251-662-1512
Senior Vice President, Chief Financial Officer & Treasurer
paul.bullington@uniti.com
Bill DiTullio, 501-850-0872
Vice President, Investor Relations & Treasury
bill.ditullio@uniti.com